EXHIBIT 10(iii)(a)


                                     FORM OF
                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT ("Agreement") is entered into on December 17, 1998 by and between TEXACO INC. ("Company"), its subsidiaries and affiliates (The Company, its subsidiaries and affiliates shall be referred to herein as "Texaco"), and ______________________________________ ("Employee").

         WHEREAS, the Company believes that it is in the best interest of the Company and its stockholders to encourage the continuous employment of key management;

         WHEREAS, the Company believes that in the event of a Change of Control of the Company, as defined herein, ("Change of Control") its executives should remain free of personal financial and employment uncertainty and continue to assess each business proposition on its merits based on what is best for the Company's stockholders.

         WHEREAS,   although  a  change  of  control  in  the   Company  is  not
contemplated, the Company has determined that appropriate steps should be taken to encourage continued dedication of its key management employees.

         NOW, THEREFORE, for good and valuable consideration the Employee and the Company agree as follows:

         1. Term of Agreement. The term of this Agreement shall commence on the date first set forth above and shall continue in effect through December 31, 2001; provided however, on January 1, 2000 and each January 1 thereafter the term of this Agreement shall automatically be extended for an additional one-year term, unless the Company's Board of Directors ("Board") agree by an affirmative vote not to extend the agreement; provided further, that if there is a Change of Control prior to the expiration of any original or extended term, this Agreement may not be terminated and shall remain in full force and effect for 36 months beyond the month in which such Change in Control of the Company occurred; provided further that the term of this Agreement shall automatically expire upon the first day of the month immediately following the Employee's 65th birthday.

         2. Change of Control. A Change of Control is considered to have occurred if:

              (a) At any time  during the period of two  consecutive  years,  at least a majority of the entire Board does not consist of Incumbent Directors; (Incumbent Directors is defined as individuals who were directors of the Company at the beginning of this two-year period or who subsequently become directors of the Company and whose election or nomination for election by the Company's stockholders was approved by a vote of the majority of the "Incumbent Directors.")

              (b) At any time during any 12-month period the individuals who are directors of the Company at the beginning of the 12-month period cease to


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                                       2

                  constitute at least a majority of the Board other than due to death, disability or mandatory retirement; or

              (c) Any  individual,  firm,  corporation,  partnership,  or  other entity, other than the Company, employee benefit plan of the Company, or any entity organized, appointed or established by the Company, becomes a Beneficial Owner of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company; or

              (d) The shareholders of the Company,  determined prior to a merger or corporate combination, do not own 55% or more of the merged or combined entity.

              3. Eligibility.  The Employee will be entitled to the benefits set forth in this Agreement from the date of first contact by a party, or a party's representative, with Texaco which results in a Change of Control involving that party or its affiliate, as may be disclosed in Form 14d-1 filed with the Securities
                 Exchange Commission and up to 36 months after a Change of Control of the Company, either of the following occurs:

              (a) The  Employee's  employment is terminated  without Just Cause.
                  Termination   for  Just  Cause   means  that  the   Employee's
                  employment  with Texaco is  terminated  due to the  Employee's engaging in willful and continued misconduct, or to the Employee's willful and continued failure to substantially perform his or her duties with Texaco (other than due to physical or mental disability, illness, etc.), if such failure or misconduct is materially damaging or materially detrimental to the business and operations of Texaco, provided that the Employee shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after thirty (30) days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that the Employee has engaged in such failure or misconduct. For purposes of this subsection, no act, or failure to act, on the employee's part shall be deemed willful unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of Texaco. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause under this Agreement unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee failed to substantially perform his or her duties or of misconduct in accordance with the first sentence of this subsection, and of continuing such failure to substantially perform the
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                                        3

                  Employee's duties or misconduct as aforesaid after notice from the Board, and specifying the particulars thereof in detail; or

              (b) The  Employee  resigns for Good Reason.  The Employee  will be deemed to resign for Good Reason if he or she resigns within 60 days after:

                  (i) a reduction in the Employee's Base Pay (as defined in Section 4);

                  (ii) a reduction in the Employee's cash bonus in excess of 20% of the prior year's award (unless the reduction is due to Texaco's performance under the objective measurements of the Company's Incentive Bonus Plan effective immediately before the Change of Control or under the objective measurements of an incentive compensation program with target bonuses and performance goals comparable to and not materially less favorable to the Employee than the targets and goals described in the Company's Incentive Bonus Plan in existence prior to the Change in Control);

                  (iii) the assignment of any duties inconsistent with the position in Texaco that the Employee held immediately prior to the Change of Control or a significant adverse alteration in the nature or status of the Employee's responsibilities or condition of employment from those in effect immediately prior to such Change of Control;

                  (iv) the failure of Texaco to continue in effect any material compensation or benefit plan in which the Employee participated immediately prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternate plan) has been made with respect to such plan, or the failure by Texaco to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as that which existed at the time of the Change of Control, unless any such change is independently justified based on peer group practices; or

                  (v) being required to relocate to a work location which is 50 or more miles from the Employee's former work location, without the Employee's consent.

              4. Severance Benefits. If there is a Change of Control and the Employee is terminated, within the period described in Section 3 above, without Just Cause or resigns for Good Reason, the Employee shall receive a cash payment, except as otherwise provided herein, equal to the following:

              (a) Thirty-six months' Base Pay, which shall mean the monthly base salary in effect immediately before the Change of Control or, if greater, the base
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                                       4

                  salary  during  the  year  immediately  before the  Employee's
                  termination  without  Just  Cause  or  resignation  for   Good
                  Reason; plus

              (b) three times the highest  cash bonus  earned by the Employee in any of the five years preceding the Employee's termination date (If the Employee has not yet earned a Company bonus prior to the Change of Control, then the Employee's target bonus shall be used in this regard); plus

              (c) three times the annual value of benefits  earned or accrued by the Employee as a result of the Employee's participation in the following plans immediately preceding the Change of Control or immediately preceding the Employee's resignation, whichever is greater:

                      (1) In lieu of additional service credit under the Retirement and Supplemental Plans, a cash payment equal to 10% of the amounts determined under 4(a) and 4(b) above; plus

                      (2) In lieu of additional contributions to the Thrift and Supplemental Plans, a cash payment equal to 6% of the amounts determined under 4(a) above; plus

                      (3) If Employee is not eligible to receive a full Company contribution under (d) below, a cash payment equal to the annual Company contribution that is not payable by the Company under (d) to the Texaco Comprehensive Medical Plan (or alternate sponsored medical plan or HMO) for the Employee's elected coverage option.

              (d) Retiree medical coverage under the  Company-sponsored  medical plan pursuant to the terms and conditions of such plan immediately prior to the Change of Control as you have attained age 45 and have at least 10 years of service. The full Company portion of the premium will be paid by the Company, if the Employee has 20 or more years of service. The Company contribution will be pro-rated downward by 5% per year between 10 and 20 years at termination of employment. In order to qualify for retiree coverage, the Employee must have been covered under a Company-sponsored medical plan immediately prior to the Change of Control or immediately prior to termination of employment. If Employee is not eligible for retiree medical, she can participate in the Company-sponsored medical plan at her own expense for three years from the date of termination (inclusive of COBRA coverage); and

              (e) As  Employee  has  reached age 45 and has at least 10 years of service, Employee will receive retiree life insurance coverage under the Company-sponsored life insurance plan pursuant to the terms and conditions of such plan immediately prior to the Change of Control. The full amount of insurance will be paid by the Company if the Employee has 20 or more years of service. Coverage will be reduced 5% per year for employees who have between 10 and 20 years of service upon termination of
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                                       5

                  employment. In order to qualify for retiree life insurance the Employee must have participated in contributory life insurance coverage immediately prior to the date of the Change of Control or immediately prior to termination of employment.

              (f) Outplacement   services   with    a    nationally   recognized
                  outplacement firm, with a cost not to exceed $15,000, plus

              (g) Continued  participation  under the terms and practices of the
                  Company's Tax Assistance Plan for the year of termination or resignation and three calendar years immediately following.

              Notwithstanding the above, if the Employee is within 36 months of attaining age 65 at the time of termination of employment or resignation, the benefits described in (a) through (c) above shall be reduced by multiplying such benefit amounts by a fraction the numerator of which shall be the number of full and partial months from the date the Employee terminates employment to the last day of the month he or she turns age 65, and the denominator of which shall be 36 months.

         5. Release. Employee will not be asked to sign a release in order to receive the benefits provided under this Agreement.

         6.   Payment of Benefits.  The  Severance  Benefits  provided for under
              Section 4(a), (b) and (c) of this Agreement, less applicable tax withholding, shall be paid by the Company to the Employee in a lump sum within 10 business days after termination or resignation.

         7. Gross-up. This section will apply in the event that the Employee, or any of his beneficiaries or designees, receives payments under this Agreement or under any other plan, agreement, program, or policy that is sponsored by the Company, which are determined (as described below) to be subject to excise tax under Internal Revenue Code (IRC) section 4999 ("excess parachute payments").

              (a) If it is determined  that the Employee would be subject to the excise tax noted above on such excess parachute payments, the Company shall pay to the Employee within 10 days following such determination or date of payment, if later, an additional amount ("Gross-up Payment") which may be necessary to reimburse the Employee on an after-tax basis (including income, FICA and excise taxes) for any excise tax that may be imposed by the Internal Revenue Service or a court. Such determination of the existence of excess parachute payments must be made either pursuant to a written determination by the public accounting firm designated by the Company to provide tax assistance service under the Tax Assistance Plan prior to the Change of Control or such other party as may be specifically designated by the Company prior to the Change of Control, pursuant to a closing agreement made under IRC
                  Section 7121 that is approved by the IRS and involves the Employee, or pursuant to a decision involving the
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                                       6

                  Employee by a court of competent jurisdiction. In calculating the amount of the Gross-up Payment, it shall be assumed that the Employee pays state and local income taxes at the highest marginal rate of taxation imposed by the state and locality in which the Employee resides or is employed (or both) in the calendar year in which the Gross-up Payment is to be made and pays FICA taxes on wages earned. It also shall be assumed that the Employee's income tax rate will be computed based upon the maximum effective marginal federal, state, and local income tax rates (including FICA taxes) on earned income, with such maximum effective federal rate to be computed with regard to IRC section 68, and applying any available deduction of state and local income taxes for federal income tax purposes. All such calculations shall be made by the public accounting firm or party specified in this Section in an equitable manner.

              (b) Notwithstanding  any other  provision in this Agreement to the contrary,  if it is determined  by the  Company's  independent auditors, elected by the shareholders prior to the Change of Control, that the tax gross-up provisions in this section as they relate to the accelerated vesting of nonqualified stock options or restricted stock issued by the Company would be the sole reason precluding the use by the Company of the pooling of interests method of accounting, then the tax gross-up provisions of this section shall not apply to such nonqualified stock options or restricted stock as the case may be, unless the gross-up payment as described herein can be altered, modified or delayed to allow it to be paid without precluding the use of the pooling of interest method of accounting. The Company will make best efforts to alter, modify, or delay the payment so that the gross-up can be made.

         8.    Benefits under  this  Agreement  and  Similar  Plans.   Severance
               Benefits under this Agreement are made in lieu of and shall replace any benefit entitlements under the Separation Pay Plan of Texaco Inc. but are not intended to replace benefits provided under any other plan or arrangement.

         9. Grantor Trust. Severance Benefits under this Agreement shall be secured by the Grantor Trust established by the Company.

         10. Successors. This Agreement will be binding upon both the Company's and Employee's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be deemed to be a material breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled to hereunder if he or she terminates employment following a Change of Control. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         11. Enforceability. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount is still payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatees or other designee or, if there is no such designee, to his or her estate.

         12. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested postage prepaid, addressed to the Company or the Employee, as the case may be. All notices to the Company shall be directed to the Assistant Secretary of the Company with responsibility for executive compensation at:

                                    Texaco Inc.
                                    2000 Westchester Avenue
                                    White Plains, New York 10650
                                    Attn.: Executive Compensation Department

              Notices to the Employee shall be directed to the Employee at:



              Notices of address changes must be furnished to the other party in writing in accordance herewith and shall be effective only upon receipt by the other party.

         13. Interpretation. Any issues with respect to the interpretation of this Agreement upon the occurrence of a Change of Control, including but not limited to the issue of eligibility, will be determined by majority vote of the Change of Control Committee. The Change of Control Committee is a committee composed of all individuals who held the offices of Chief Executive Officer, Chief Financial Officer and the Assistant Secretary of the Company with responsibility for executive compensation at any time during the 12-month period immediately before the Change of Control. The decisions reached by the Change of Control Committee with respect to all issues and questions relative to this Agreement will be final, conclusive and binding on all persons.

         14. Miscellaneous. No provision of this Agreement may be modified, waived, cancelled or discharged in any way unless such waiver, modification, cancellation or discharge is agreed to in writing and signed by the Employee and a duly authorized officer of the Company.

         15. Indemnification. The Company shall pay any and all reasonable fees and expenses incurred by the Employee in seeking to obtain or enforce any rights or benefits provided by this Agreement, including, all reasonable attorney's fees and expenses, accountant's fees and expenses, and court costs that may be incurred by the Employee in pursuing a claim for payment of benefits under this Agreement, unless a Court of competent jurisdiction determines that the participant's cause of action is frivolous.

         16. Severability. If any provision of this Agreement is adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

         17.  Counterparts.   This   Agreement   may  be   executed  in  several
              counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Employee has signed this Agreement, all as of the day and year first above written.


                                            TEXACO INC.


                               -------------------------------------------------
                               Peter I. Bijur
                               Chairman of the Board and Chief Executive Officer




                               -------------------------------------------------
                               Employee




         Attest:



         Stephen Pennacchio
         Assistant Secretary